EXHIBIT 10.32.2

                                 PROMISSORY NOTE

$184,438.00                                                    December 31, 2001

     FOR VALUE RECEIVED, CareCentric, Inc., (formerly known as Simione Central Holdings, Inc.) ("CareCentric"), CareCentric National, LLC (formerly known as
Simione Central National, LLC) ("CareCentric National") and CareCentric Consulting, Inc. (formerly known as Simione Central Consulting, Inc.) ("CareCentric Consulting"; CareCentric, CareCentric National and CareCentric Consulting are collectively referred to as "Borrower") promises to pay to the order of John E. Reed, an individual resident of the Commonwealth of Massachusetts, (together with any subsequent holders of this Note, the "Holder") at his office at 260 North Elm Street, Westfield, Massachusetts 01085, or at such other place as the Holder may from time to time designate in writing, the principal sum of One Hundred Eighty-Four Thousand Four Hundred Thirty-Eight and 00/100 Dollars ($184,438.00), together with interest, in arrears, from the date hereof on the unpaid principal balance at a rate per annum equal to the rate announced by Wainwright Bank & Trust Company, Boston, Massachusetts, as its "prime rate" of interest (the "Prime Rate") plus two percent (2%). Such interest rate shall change on the effective date of each change in the Prime Rate. The principal balance and all accrued but unpaid interest under the Note shall be due and payable at December 31, 2003 (the "Maturity Date") at the choice of Holder, either (a) in cash promptly, or (b) by conversion to an "obligation" under the terms of that certain Secured Convertible Credit Facility and Security Agreement dated June 12, 2000 by and between Borrower and Holder, as amended of even date herewith, through the delivery of an appropriate promissory note. The choice of Holder shall be delivered in a written notice by Holder and Borrower shall act within the later of ten (10) days following the notice or December 31, 2003.

     Interest only shall be payable quarterly on the first business day of each quarter, commencing on April 1, 2002, and shall be payable each and every quarter so long as the principal balance or any portion thereof remains unpaid.

     The occurrence of any one or more of the following shall constitute an event of default ("Event of Default") hereunder:

          (1) Failure to pay, when due, the principal, any interest, or any other sum payable hereunder (whether upon maturity hereof, upon prepayment date, upon acceleration, or otherwise, provided that, for the first two such failures only, Borrower shall be entitled to a five (5) day grace period for the payment of interest.

          (2) The commencement by the Borrower of any case, proceeding, or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for all or any substantial part of its property; or

          (3) The commencement of any case, proceeding, or other action against Borrower and seeking to have any order for relief entered against the Borrower as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of the Borrower or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for the Borrower or for all or any substantial part of the property of the Borrower, and (i) the Borrower shall, by any act or omission, indicate its consent to, approval of, or acquiescence in such case, proceeding or action; or (ii) such case, proceeding, or action results in the entry of an order for relief which is not fully stayed within seven business days after the entry thereof.

     Upon the occurrence of any such Event of Default hereunder, the entire principal amount hereof, and all accrued and unpaid interest thereof, shall be accelerated, and shall be immediately due and payable, at the option of the Holder without demand or notice, and in addition thereto, and not in substitution therefor, the Holder shall be entitled to exercise any one or more of the rights and remedies provided by applicable law. Failure to exercise said option or to pursue such other remedies shall not constitute a waiver of such option or such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default hereunder.

     In the event that the principal amount hereof, any interest or any other sum due hereunder is not paid when due and payable, the whole of the unpaid principal amount evidenced hereby and all unpaid accrued interest thereon shall from the date when such payment was due and payable until the date of payment in full thereof, bear interest at the higher of the rate of interest hereinbefore provided for or the rate of twelve percent (12%) per annum, which rate, if applicable, shall commence, without notice, immediately upon the date when said payment was due and payable.

     This Note may be prepaid in whole or in part at any time without penalty.

     All payments hereunder shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed, including any time extended by reason of Saturdays, Sundays and Holidays. If the Maturity Date or any date on which a quarterly interest payment is otherwise due falls on a Saturday, Sunday or holiday, the principal balance of such quarterly interest payment shall be due and payable on the next succeeding business day.

     The Borrower will pay on demand all costs and expenses, including reasonable attorney's fees, incurred or paid by the Holder in enforcing or collecting any of the obligations of the Borrower hereunder.

     All notices required or permitted to be given hereunder shall be in writing and shall be effective when mailed, postage prepaid, by registered or certified mail, addressed in the case of the Borrower to it at 2625 Cumberland Parkway,

Suite 310, Atlanta, Georgia 30339, and in the case of the Holder to him at 260 North Elm Street, Westfield, Massachusetts 01085, or to such other address as either the Borrower or the Holder may from time to time specify by like notice.

     All of the provisions of this Note shall be binding upon and inure to the benefit of the Borrower and the Holder and their respective successors and assigns. This Note shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     The Borrower and every endorser and guarantor hereof hereby consents to any extension of time of payment hereof, or release of any party liable for this obligation, and waives presentment for payment, demand, protest and notice of dishonor. Any such extension or release may be made without notice to the Borrower and without discharging its liability.

     THE INDEBTEDNESS UNDER THIS NOTE SHALL BE SECURED UNDER THAT CERTAIN SECURED CONVERTIBLE CREDIT FACILITY AND SECURITY AGREEMENT DATED AS OF JUNE 12, 2000 BY AND BETWEEN BORROWER AND HOLDER, AS AMENDED OF EVEN DATE HEREWITH.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its corporate officer, hereunto duly authorized, under seal, on the date first above written.

                                 "BORROWER"

                                 CARECENTRIC, INC.

                                 By:    /s/ Dennis Brauckman
                                        ----------------------------------------
                                 Title: Vice President
                                        ----------------------------------------


                                 CARECENTRIC NATIONAL, LLC

                                 By:  SC Holding, Inc.
                                      its sole manager and member

                                 By:    /s/ Dennis Brauckman
                                        ----------------------------------------
                                 Title: Vice President
                                        ----------------------------------------


                                 CARECENTRIC CONSULTING, INC.

                                 By:    /s/ Dennis Brauckman
                                        ----------------------------------------
                                 Title: Vice President
                                        ----------------------------------------




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